AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2000

                                              Registration No.
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        AMERICAN TECHNOLOGY CORPORATION
            (Exact name of Registrant as specified in its charter)



            Delaware                                87-0361799
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
of incorporation or organization)


                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                 (858) 679-2114

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                   -----------------------------------------

                              Cornelius J. Brosnan
                Chairman, President and Chief Executive Officer
                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                          San Diego, California 92128
                                 (858) 679-2114
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   -----------------------------------------

                                   Copies to:

                          Timothy J. Fitzpatrick, Esq.
                    Procopio, Cory, Hargreaves & Savitch LLP
                            530 B Street, Suite 2100
                              San Diego, CA 92101
                                 (619) 239-1800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


                                                                               PROPOSED MAXIMUM
     TITLE OF SECURITIES        AMOUNT TO BE     PROPOSED MAXIMUM OFFERING        AGGREGATE          AMOUNT OF
      TO BE REGISTERED           REGISTERED           PRICE PER SHARE           OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock,
$.00001 par value                1,733,878                $8.187                 $14,195,259         $3,747.55
------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low sales price of American Technology Corporation's common stock on April 26, 2000 as reported on the NASDAQ Small Cap Market. It is not known how many shares will be purchased under this registration statement or at what price such shares will be purchased.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  PROSPECTUS

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD TO YOU UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MAY 1, 2000

                                1,733,878 SHARES

                        AMERICAN TECHNOLOGY CORPORATION

                                  COMMON STOCK

     We are registering our common stock for resale by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders. Our common stock is listed in the NASDAQ SmallCap Market under the symbol "ATCO." The closing sale price of our common stock, as reported on the NASDAQ SmallCap Market on April 26, 2000, was $7.75 per share.

     The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off the NASDAQ SmallCap Market, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders.

     INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 2.

     NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ____________, 2000.

                                  THE COMPANY

     We are a consumer electronics company that develops, markets and licenses proprietary sound reproduction and other electronic technologies. Our primary business is in the marketing of two proprietary sound reproduction technologies, SFT(TM), Stratified Field Technology and HSS(TM), Hypersonic Sound Technology. We also market a line of portable consumer electronic products under our own label.

     SFT(TM) is an advanced speaker technology with some of the same characteristics as electrostatic speakers, which are known for very high sound quality and low distortion. Our SFT(TM) technology consists of several high performance, non-magnetic flat panel speaker designs with a favorable size/low bass response relationship.

     Our HSS(TM) technology creates a new method of sound reproduction using a proprietary electronic process which causes an ultrasonic beam to interact in mid-air producing wide spectrum audio along the beam. The sound beam has a very high degree of directionality and we believe it maintains sound volume over longer distances than traditional methods of sound reproduction.

     Our objective is to be a leader in developing, marketing and licensing sound reproduction technologies that address large and expanding domestic and international consumer electronics markets. We seek to have our SFT(TM) and HSS(TM) technologies become important alternatives to conventional loudspeakers in target market segments. We believe it is becoming increasingly difficult for manufacturers to differentiate their sound reproduction electronic products to offer consumers new choices. We also believe the rapid emergence of flat panel computer and television monitors and the growing computer multimedia market provides growing new opportunities for SFT(TM).

          Our executive offices are located at 13114 Evening Creek Drive South, San Diego, California 92128, telephone number (858) 679-2114. The Company's web site address is http://www.atcsd.com/. Information contained in our web site is not part of this prospectus.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.

                                 RISK FACTORS

     An investment in our shares as offered in this prospectus involves a high degree of risk. The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will periodically update and supersede this information. In deciding whether to purchase shares of our common stock, you should carefully consider the following risk factors, in addition to other information contained in this prospectus as well as any other documents incorporated by reference into this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to differences in our actual results include those discussed in this section, as well as those discussed elsewhere in this prospectus and in other documents incorporated by reference into this prospectus.

WE HAVE A HISTORY OF NET LOSSES. WE EXPECT TO CONTINUE TO INCUR NET LOSSES AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

     We have an accumulated deficit of $11,805,647 as of September 30, 1999 and $12,719,526 as of March 31, 2000, with net losses of $3,041,634 for fiscal 1999,
$4,593,713 for fiscal 1998 and $372,344 for the three months ended March 31, 2000. We also expect to incur additional operating losses in future periods. We cannot guarantee that we will be able to achieve or sustain significant periods of profitability in the future. In addition, the sales of our products are subject to significant quarterly and seasonal variability. We have been and we expect to continue to be reliant on a limited number of customers, and the loss of any of these customers could adversely effect our financial condition and results of operations.

WE WILL NEED ADDITIONAL CAPITAL IN THE FUTURE. IF ADDITIONAL CAPITAL IS NOT AVAILABLE TO US, WE WILL HAVE TO CURTAIL OR CEASE OPERATIONS.

     We intend to fund our operations and other capital needs for the next twelve months substantially from cash on hand resulting from the proceeds from equity offerings. We will need substantial funds for operating costs and working capital during the next twelve months. We may also need funds for future expansion of our operations. We cannot guarantee, however, that existing funds, and those generated from operations, if any, will be sufficient. Further, we cannot guarantee that future additional financing, if required, will be available on acceptable terms, if at all.

WE ARE AN EARLY STAGE COMPANY DEVELOPING NEW TECHNOLOGIES. IF WE DO NOT DEVELOP COMMERCIALLY SUCCESSFUL PRODUCTS, WE MAY BE UNPROFITABLE OR FORCED TO CEASE OPERATIONS.

     Our SFT(TM) and HSS(TM) technologies are still in the development stage. We cannot guarantee that a commercially viable SFT(TM) or HSS(TM) technology system can be completed due to the inherent risks of technology development, limitations on financing, competition, obsolescence, loss of key technical personnel and other factors. We have not generated significant revenues from SFT(TM) or the HSS(TM) technology to date, and we cannot guarantee any significant revenues in the future.

     The development of SFT(TM) and the HSS(TM) technology has taken longer than anticipated by management and could be subject to additional delays. Moreover, we cannot guarantee that a commercially viable SFT(TM) or HSS(TM) technology will be completed on a timely basis, or would perform on a cost-effective basis.

          Even if SFT(TM) or HSS(TM) technology is introduced, we can make no assurances that it will achieve market acceptance. Our various development projects are high risk in nature, and unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or result in a determination that further development is unfeasible. If we do not successfully develop and exploit our technology, our financial condition and results of operations and business prospects would be adversely effected.

MANY POTENTIAL COMPETITORS WHO HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO MAY DEVELOP PRODUCTS AND TECHNOLOGIES THAT MAKE OURS OBSOLETE.

     Technological competition from other and more established electronic and loudspeaker manufacturers is significant and expected to increase. Most of the companies with which we expect to compete have substantially greater capital resources, research and development staffs, marketing and distribution programs and facilities. Many of them also have substantially greater experience in the production and marketing of products. In addition, one or more of our competitors may have developed or may succeed in developing technologies and products that are more effective than any of ours, rendering our technology and products obsolete or noncompetitive.

OUR NEW TECHNOLOGY FACES SIGNIFICANT BARRIERS AND RISKS.

     The introduction of new technology targeted for wide use often faces barriers to commercialization and many risks that cannot currently be identified. Accordingly, our commercialization of SFT(TM) and the HSS(TM) technology may face many unknown barriers and risks. For example, the HSS(TM) technology employs ultrasonics. Although ultrasonics are employed in a wide variety of medical and industrial applications, we cannot guarantee that we will not face barriers to introduction due to the use of ultrasonics. Our technology uses relatively small amounts of ultrasonic energy which dissipates rapidly in air. In addition, we employ frequencies above those that may be harmful to pets but within those used by medical devices. Although we believe the frequencies and the amount of energy employed is harmless, and that the emission of such frequencies is not presently subject to government regulation, barriers to commercialization may develop or ultrasonics may become subject to future regulation or interpretation of existing regulation.

COMMERCIALIZATION OF OUR TECHNOLOGIES DEPENDS ON COLLABORATIONS WITH OTHER COMPANIES. IF WE ARE NOT ABLE TO FIND COLLABORATORS AND STRATEGIC ALLIANCE RELATIONSHIPS IN THE FUTURE, WE MAY NOT BE ABLE TO DEVELOP OUR TECHNOLOGIES AND PRODUCTS.

     Our strategy is to establish business relationships with leading participants in various segments of the electronics and sound reproduction markets to assist us in developing, marketing and selling consumer electronic products and products that include our SFT(TM) or HSS(TM) technologies. We believe this strategy will enable us to take advantage of the superior financial resources, technological capabilities, proprietary positions and market presence of these companies in developing, marketing and selling products, if any, that result from the SFT(TM) or HSS(TM) technology in the sound reproduction market. Although our strategy is to establish closer relationships with selected companies through specific product collaborations, licensing or product supply arrangements, we may not be able to successfully collaborate to develop commercial products to exploit our technologies. To date, we have entered into only two such collaborative arrangements.

     Our success will depend on our ability to enter into strategic arrangements with new partners on commercially reasonable terms. If we fail to enter into such strategic arrangements with third parties, our financial condition, results of operations, cash flows and business prospects may be adversely effected. Any future relationships may require us to share control over our development, manufacturing and marketing programs or to relinquish rights to certain versions of our technology.

ANY INABILITY TO ADEQUATELY PROTECT OUR PROPRIETARY TECHNOLOGIES COULD HARM OUR COMPETITIVE POSITION.

     We have nineteen patent applications pending on our sound reproduction technologies and we are considering additional patent applications. We cannot guarantee that patents will be issued from any of our pending applications, or that any claims allowed from existing or pending patents will be of sufficient scope or strength or that any patents that may be issued to us will not be challenged or invalidated. Further, we cannot guarantee the patents will be issued in all countries where our products can be sold or licensed to provide us meaningful protection or any commercial advantage. Our competitors may also be able to design around our patents.

     The electronics industry is characterized by vigorous protection and pursuit of intellectual property rights or positions, which have resulted in significant and often protracted and expensive litigation. There is currently no pending intellectual property litigation against us. We cannot guarantee, however, that our technologies or products do not and will not infringe the patents or proprietary rights of third parties. Problems with patents or other rights could potentially increase the cost of our products, or delay or preclude our new product development and commercialization. If infringement claims against us are deemed valid, we may seek licenses which might not be available on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future patent and/or technology license positions, or to defend against infringement claims. A successful challenge to the SFT(TM) or HSS(TM) technology could have a materially adverse effect on our business prospects. Moreover, we cannot guarantee that the application of any of our technologies will not infringe upon the proprietary rights of others or that licenses required by us from others will be available on commercially reasonable terms, if at all.

OUR PRODUCT SALES ARE DEPENDENT ON OUTSIDE CONTRACTORS. DISRUPTIONS IN SUPPLY COULD ADVERSELY AFFECT US.

     Consumer electronic product sales accounts for substantially all of our revenues. However, we are dependent on contract suppliers for our finished consumer electronics products. We source products developed by others from a variety of suppliers. The loss of a supply of a high selling product could have a material adverse effect on our operations. Disruption of our supply could cause additional costs and delays and could also have an adverse impact on our operations.

     The manufacturers of our consumer electronic products are also dependent upon the availability of electronic components. We believe there are secondary suppliers of components and subassemblies for our manufacturers so that the products they manufacture are not reliant on one supplier, although delays could result should there be a change in suppliers of longer lead time components or subassemblies. Any significant delays in obtaining components from existing or secondary suppliers through supplier changes or from component shortages, which are common to the electronics industry, could have a material adverse effect on our financial condition and results of operations.

IF OUR KEY EMPLOYEES DO NOT CONTINUE TO WORK FOR US, OUR BUSINESS WILL BE HARMED BECAUSE COMPETITION FOR REPLACEMENTS IS INTENSE.

     Our performance is substantially dependent on the performance of our executive officers and key technical employees. Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel, especially our management and highly skilled technical personnel.

     Our future success and growth also depends on our continuing ability to identify, hire, train and retain other highly qualified technical, managerial and sales personnel. Since competition for such personnel is intense, we cannot guarantee that we will be able to attract, assimilate or retain other highly-qualified technical, managerial or sales personnel in the future. If we cannot attract and retain the necessary technical, managerial or sales personnel our business, operating results or financial condition could be adversely effected.

WE HAVE CERTAIN CONFLICTS OF INTEREST DUE TO PART-TIME MANAGEMENT AND RELATIONSHIPS.

     Certain of our officers, including Elwood G. Norris, the inventor of our technologies, devote only part-time services to us and have other employment and business interests to which they devote attention and will continue to do so, resulting in certain conflicts of interest. These conflicts of interest could have a material adverse impact on business.

OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW CONTAIN PROVISIONS THAT COULD DISCOURAGE A THIRD PARTY FROM ACQUIRING US AND, CONSEQUENTLY, DECREASE THE MARKET VALUE OF YOUR INVESTMENT.

     Some provisions of our amended certificate of incorporation and bylaws and Delaware law could delay or prevent a change in control or changes in our management that a stockholder might consider favorable. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline.

CONVERSION OF ALL OF OR PART OF OUR OUTSTANDING CONVERTIBLE PREFERRED STOCK AND/OR THE EXERCISE OF OUTSTANDING WARRANTS WILL CAUSE IMMEDIATE AND POSSIBLY SIGNIFICANT DILUTION IN THE NET TANGIBLE BOOK VALUE OF YOUR SHARES.

     If the holders of our outstanding preferred stock and/or warrants decide to convert or exercise all or part of their preferred stock or warrants, you will experience immediate and possibly significant dilution in the net tangible book value of your shares. The market price of our common stock could also decline upon the sale of the common stock after conversion of the preferred stock or upon exercise of the warrants.

OUR STOCK PRICE IS VOLATILE.

     The market price of our common stock has fluctuated significantly to date. In the future, the market price of our common stock could be subject to significant fluctuations due to general market conditions and in response to quarter-to-quarter variations in (i) our anticipated or actual operating results; (ii) developments concerning our sound reproduction technologies; (iii) technological innovations or setbacks by us or our competitors; (iv) conditions in the consumer electronics market; (v) announcements of merger or acquisition transactions; and (vi) other events or factors and general economic and market conditions.

     In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have effected the market price of many technology companies, and that have often been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may harm the market price of our common stock.

                             SELLING STOCKHOLDERS

     We are registering for resale certain shares of our common stock. The following table sets forth certain information as of April 26, 2000 with respect to the selling stockholders. This information is based upon information provided by selling stockholders, and assumes the sale of all of the resale shares by the selling stockholders. The term "selling stockholder" includes the stockholders listed below and their transferees, pledgees, donees or other successors. The applicable percentages of ownership are based on an aggregate of 12,064,714 shares of common stock outstanding as of April 26, 2000.

                          Common                Common          Common                      Shares of
                          Stock                 Stock           Stock         Maximum        Common
                       Beneficially           Underlying      Underlying     Number of        Stock
                          Owned               Convertible       Common        Shares       Beneficially
                          Before               Preferred         Stock        Offered       Owned After
                         Offering                Stock          Warrant       Hereby         Offering
                         -------                -------         --------      -------        -------
                           (1)                    (2)              (3)          (4)
                         -------                -------           ------      -------
Name                      Number    %                                                          Number    %
-----------------        -------   ---                                                         ------   ---
Canusa Trading,           97,435    *            51,411           12,500       63,911          33,524    *
 Ltd
Veech Trust               25,565    *            20,565            5,000       25,565             -0-   -0-
Nasouh Kadri              25,565    *            20,565            5,000       25,565             -0-   -0-
Amad E. Kadry, MD         25,565    *            20,565            5,000       25,565             -0-   -0-
Anthony J.                12,782    *            10,282            2,500       12,782             -0-   -0-
Maddelina
Adnan and                 12,782    *            10,282            2,500       12,782             -0-   -0-
Marlene Aladray
Wayne J.                  12,782    *            10,282            2,500       12,782             -0-   -0-
Coulon
Scott McCue               12,782    *            10,282            2,500       12,782             -0-   -0-
Keith McCue               12,782    *            10,282            2,500       12,782             -0-   -0-
Craig Schilling           25,565    *            20,565            5,000       25,565             -0-   -0-
Victor Gabourel           25,565    *            20,565            5,000       25,565             -0-   -0-
Georgaklis                25,565    *            20,565            5,000       25,565             -0-   -0-
 Family Trust
Peter Turner              25,565    *            20,565            5,000       25,565             -0-   -0-
Robert Gabourel           12,782    *            10,282            2,500       12,782             -0-   -0-
Charles Taft              12,782    *            10,282            2,500       12,782             -0-   -0-
Harrington &              25,565    *            20,565            5,000       25,565             -0-   -0-
Partners, Ltd.
Leo E. Correia            38,347    *            30,847            7,500       38,347             -0-   -0-
Tonga Partners,           89,476    *            71,976           17,500       89,476             -0-   -0-
 LP
Anegada Fund, Ltd         38,347    *            30,847            7,500       38,347             -0-   -0-
Magellan                 127,823    *           102,823           25,000      127,823             -0-   -0-
 International
 Ltd.
Acqua Wellington         127,823    *           102,823           25,000      127,823             -0-   -0-
 Small Cap
    Value Fund,
Ltd.
D.R. Jacobs and           25,565    *            20,565            5,000       25,565             -0-   -0-
 Nancy Jacobs

                          Common                Common          Common                      Shares of
                          Stock                 Stock           Stock         Maximum        Common
                       Beneficially           Underlying      Underlying     Number of        Stock
                          Owned               Convertible       Common        Shares       Beneficially
                          Before               Preferred         Stock        Offered       Owned After
                         Offering                Stock          Warrant       Hereby         Offering
                         -------                -------         --------      -------        -------
                           (1)                    (2)              (3)          (4)
                         -------                -------           ------      -------
Name                      Number    %                                                          Number    %
-----------------        -------   ---                                                         ------   ---
Jerry E. Polis            38,347    *            30,847            7,500       38,347             -0-   -0-
Family Trust
Eric M. Polis             20,565    *            20,565            5,000       25,565             -0-   -0-
J.M. Hull                 78,629    *            41,129           10,000       51,129          27,500    *
Associates
Hull Overseas,            78,629    *            41,129           10,000       51,129          27,500    *
Ltd.
Nazeah Aladray             2,782    *            10,282            2,500       12,782             -0-   -0-
Greg Holcomb              25,565    *            20,565            5,000       25,565             -0-   -0-
Robert L. Wood            51,129    *            41,129           10,000       51,129             -0-   -0-
 TTEE
James C &                 89,476    *            71,976           17,500       89,476             -0-   -0-
Josephine M.
Zolin
Daniel A.                 25,565    *            20,565            5,000       25,565             -0-   -0-
Nunes
Stifel Nicolaus,         101,129    *            41,129           10,000       51,129          50,000    *
 Custodian for
Jonathan Berg
Richard G.               153,388    *           123,388           30,000      153,388             -0-   -0-
Daniels
John C. Roemer           102,258    *            82,258           20,000      102,258             -0-   -0-
The Kenneth E. &          25,565    *            20,565            5,000       25,565             -0-   -0-
 Suzanne
Jordan Family
Trust
Barbara Templeton         25,565    *            20,565            5,000       25,565             -0-   -0-
Stephen M.               100,000    *               -0-              -0-      100,000             -0-   -0-
Williams
David Graebener          100,000    *               -0-              -0-      100,000             -0-   -0-

*    Less than one percent

(1) To our knowledge, the selling stockholders have sole voting and investment power with respect to all common stock shown as beneficially owned by them, subject to community property laws where applicable. The table includes shares of common stock that the selling stockholders have the right to acquire pursuant to the exercise of warrants and shares of common stock issuable to the selling stockholders upon the conversion of Series C Preferred Stock held by them.

(2) Represents shares of common stock issuable upon the conversion of $6,000,000 of Series C Preferred Stock beneficially owned by such persons assuming the conversion price is $5.75 per share. Includes shares issuable as accretion assuming the Series C Preferred Stock is held to the end of their term to March 31, 2003. The actual number of shares of common stock issuable for accretion may be less if conversion occurs prior to the due date.

(3) Includes 300,000 shares of common stock issuable upon exercise of the Warrants issued or issuable upon conversion of Series C Preferred Stock. The warrants are exercisable at $11.00 per common share.

(4) Includes issuance of the maximum shares of common stock on conversion of the Series C Preferred Stock and exercise of the Warrants, assuming a price of $5.75 and $11.00 per share, respectively, (see Notes 2 and 3).

Except as described below, none of the selling stockholders in the above table has had any material relationship other than as an employee or consultant, with us or any of our predecessors or affiliates within the last three years.

     Effective February 15, 2000, Stephen Williams has been the president of a division of the Company, and David Graebener has been Director of Research and Development for the Company.

                             PLAN OF DISTRIBUTION

     The resale shares of common stock may be sold from time to time by the selling stockholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may offer their shares of common stock in one or more of the following transactions:

     - on any national securities exchange or quotation service at which the common stock may be listed or quoted at the time of sale, including the over-the-counter market on the NASDAQ SmallCap Market,

     -      in private transactions,

     -      through options,

     - by pledge to secure debts and other obligations, or a combination of any of the above transactions.

     If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

     The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders may not sell all of the shares. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

     To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

     Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

     We will pay all expenses of this registration. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws. All expenses for the issuance of a supplement to this prospectus, when requested by selling stockholder(s), will be paid by the requesting stockholder(s). The selling stockholders may pay selling commissions or brokerage fees with respect to the sale of the resale shares by them.

                                 LEGAL MATTERS

     Procopio, Cory, Hargreaves & Savitch LLP will pass upon the validity of the common stock offered by this prospectus.

                                    EXPERTS

     The financial statements and schedules of the registrant as of September 30, 1999 incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report thereon included in our Annual Report on Form 10-K for the year ended September 30, 1999, as amended by Form 10-K/A, incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

     Because the factors discussed in this prospectus or incorporated herein by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on behalf of us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                      WHERE YOU CAN GET MORE INFORMATION

     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's website at "http:\\www.sec.gov."

     The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     - Annual Report on Form 10-K for the year ended September 30, 1999, as amended by Form 10K/A;

     - Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000;

     - Definitive Proxy Statement dated March 1, 2000 filed in connection with our 2000 Annual Meeting of Shareholders;

     -      Current Report on Form 8-K filed with  the SEC on
            April 19, 2000;

     -      Current Report on Form 8-K filed with  the SEC on
            April 26, 2000;

     - Registration Statement on Form 10-SB, which includes a description of our common stock.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

            American Technology Corporation
            13114 Evening Creek Drive South
            San Diego, CA  92128
            Attn:  Secretary
            (858) 679-2114

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

                               1,733,878 SHARES

                        AMERICAN TECHNOLOGY CORPORATION

                                 COMMON STOCK



                               TABLE OF CONTENTS


                                                     Page
                                                     ----
The Company                                             2
Use of Proceeds                                         2
Risk Factors                                            2
Selling Stockholders                                    6
Plan of Distribution                                    9
Legal Matters                                          10
Experts                                                10
Disclosure Regarding Forward-Looking Statements        11
Where You Can Get More Information                     11

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):


     SEC Registration Fee...........   $ 3,747
     Legal fees and expenses........   $ 6,000
     Accounting fees and expenses...   $ 5,000
     Printing & Engraving...........   $   500
                                       -------
     Total..........................   $15,247
     =====                             =======


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     As permitted by Delaware law, our Certificate of Incorporation provides that the we will indemnify our officers, directors, employees and agents against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us unless, in any such action, the are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Pursuant to the General Corporation Law of Delaware, our Certificate of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the General Corporation Law of Delaware, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

ITEM 16. EXHIBITS.

         (a) Exhibits.

Exhibit No.      Description
-----------      -----------

3.1 Corrected Certificate of Designation of Series C Preferred stock filed with Delaware on April 19, 2000.(1)

4.1 Form of Warrant Agreement between the registrant and certain investors dated March 16, 2000.(1)

5.1              Opinion of Procopio, Cory, Hargreaves & Savitch LLP.*

10.1 Form of Series C Preferred Stock and Warrant Purchase Agreement between the registrant and certain investors dated March 14, 2000.*

10.2 Asset Purchase Agreement between the registrant, Hucon Limited, Stephen M. Williams and David Graebener dated April 11, 2000. (Schedules to this exhibit have been omitted as permitted by Item 601 of Regulation S-K.)(2)


23.1 Consent of BDO Seidman, LLP, independent certified public accountants.*

23.2 Consent of Procopio, Cory, Hargreaves & Savitch LLP Reference is made to Exhibit 5.1.*

24.1             Power of Attorney. Reference is made to Page II-5.




---------------------------
(1) Previously filed on Form 8-K with the Commission on April 19, 2000 and incorporated by this reference.

(2)  Previously filed on Form 8-K filed with the Commission on April 26, 2000
     and incorporated by this   reference.

*    Filed herewith.

ITEM 17. UNDERTAKINGS.

     We hereby undertake:

     (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, and

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of American Technology Corporation pursuant to the provisions referenced above or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of American Technology Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 28, 2000.

AMERICAN TECHNOLOGY CORPORATION

By:  /s/ Cornelius J. Brosnan
     ---------------------------------
     Cornelius J. Brosnan
     Chairman, Chief Executive Officer
     and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cornelius J. Brosnan and Renee Warden and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                        Title                               Date
---------                                        -----                               ----
/s/ Cornelius J. Brosnan        Chairman, President, Chief Executive            April 28, 2000
-----------------------------
Cornelius J. Brosnan            Officer (Principal Executive Officer),
                                and Director


/s/ Renee Warden                Chief Accounting Officer, Treasurer             April 28, 2000
-----------------------------
Renee Warden                    and Secretary (Principal Financial
                                and Accounting Officer)


/s/ Elwood G. Norris            Chief Technology Officer and Director           April 28, 2000
-----------------------------
Elwood G. Norris


/s/ Richard M. Wagner           Director                                        April 28, 2000
-----------------------------
Richard M. Wagner

/s/ David J. Carter             Director                                        April 28, 2000
-----------------------------
David J. Carter

/s/ O'Connell J. Benjamin       Director                                        April 28, 2000
-----------------------------
O'Connell J. Benjamin

                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------

3.1 Corrected Certificate of Designation of Series C Preferred stock filed with Delaware on April 19, 2000.(1)

4.1 Form of Warrant Agreement between the registrant and certain investors dated March 16, 2000.(1)

5.1              Opinion of Procopio, Cory, Hargreaves & Savitch LLP.

10.1 Form of Series C Preferred Stock and Warrant Purchase Agreement between the registrant and certain investors dated March 14, 2000.*

10.2 Asset Purchase Agreement between the registrant, Hucon Limited, Stephen M. Williams and David Graebener dated April 11, 2000. (Schedules to this exhibit have been omitted as permitted by Item 601 of Regulation S-K.)(2)


23.1 Consent of BDO Seidman, LLP, independent certified public accountants.*

23.2 Consent of Procopio, Cory, Hargreaves & Savitch LLP Reference is made to Exhibit 5.1.*

24.1             Power of Attorney. Reference is made to Page II-5.




---------------------------
(1) Previously filed on Form 8-K with the Commission on April 19, 2000 and incorporated by this reference.

(2)  Previously filed on Form 8-K filed with the Commission on April 26, 2000
     and incorporated by this   reference.

*    Filed herewith.